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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 April 21, 1998


                          Exigent International, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                     333-5753                   59-3379927
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

                        _______________________________


                                1225 Evans Road
                        Melbourne, Florida   32904-2314
                                 (407) 952-7550
    (Address, zip code and telephone number of principal executive offices)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

          Exigent has adopted an incentive stock option plan for employees of Exigent and its subsidiaries selected by Exigent's chief executive officer (the "CEO") from time to time and in accordance with the corporate financial goals of the officers' plan. The plan entitles employees who are granted options to purchase up to 250,000 Common Shares of Exigent for a period of not more than three years from the date of grant of any option at not less than the fair market value of the underlying Common Shares on the date of grant (110% of fair market value of such date if the grantee beneficially owns more than 10% of the total combined voting power of all classes of stock of Exigent and its subsidiaries). The options are nontransferable. A copy of the plan is attached as an exhibit to this report. Contemporaneously herewith, Exigent is filing Form S-8 to register the 250,000 Common Shares underlying the options.

Item 7.   Financial Statements and Exhibits.

     (c)  The following documents are furnished as exhibits to this report:

Exhibit                                                                    Page
 Number    Description of Documents                                       Number
-------    ------------------------                                       ------
   4       Incentive Stock Option Plan 4Q                                    4




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Exigent International, Inc.



Date: April 20, 1997                    By:    /s/ Bernard R. Smedley
                                              --------------------------------

                                        Title: President
                                              --------------------------------